Exhibit 99.1

Zayo Closes Acquisition of Electric Lightwave

Customers to benefit immediately from expanded West Coast infrastructure

BOULDER, Colo. – March 1, 2017 – Zayo Group Holdings, Inc. (NYSE: ZAYO) today announced it has closed its $1.42 billion acquisition of Electric Lightwave (formerly known as Integra Telecom), an infrastructure and telecom services provider serving 35 markets in the western U.S.

The acquisition adds 8,100 route miles of long haul fiber and 4,000 miles of dense metro fiber across Denver, Minneapolis, Phoenix, Portland, Seattle, Sacramento, San Francisco, San Jose, Salt Lake City, Spokane and Boise, with on-net connectivity to more than 3,100 enterprise buildings and 100 data centers.

“The acquisition creates a synergistic network presence across the strategically important West Coast markets and strengthens our position as the only nationwide independent provider of communications infrastructure,” said Dan Caruso, Zayo chairman and CEO. “Because of the complementary nature of the acquisition, and our Tranzact platform, we can begin cross-selling our full suite of services immediately.”

The portion of Electric Lightwave’s revenue that aligns with Zayo’s infrastructure-focused business segments will be rapidly integrated into Zayo’s Dark Fiber and Network Connectivity business segments. The remaining cash-flow generating unified communications business will be integrated with Zayo’s Canadian SME and voice businesses.

The combined network and infrastructure solutions are available immediately to Zayo and Electric Lightwave customers through their account representatives or via Tranzact,  Zayo’s platform for purchasing and managing infrastructure. The suite of services includes dark fiber, wavelengths, Ethernet, IP, data center and cloud infrastructure across the combined network.

The acquisition was funded through debt and cash on hand, utilizing the net proceeds of Zayo’s January 2017 $650 million incremental term loan and $800 million offering of 5.750 percent Senior Notes.

Zayo will host a conference call on Friday, March 17 at 8:30 a.m. MDT to discuss the integration of Electric Lightwave. The conference call can be accessed by dialing 1-866-807-9684. A live webcast of the conference call and associated presentation materials will be available on the investor relations section of Zayo’s website at http://investors.zayo.com.

For more information, please visit zayo.com.

About Zayo Group

Zayo Group Holdings, Inc. (NYSE: ZAYO) provides communications infrastructure services, including fiber and bandwidth connectivity, colocation and cloud infrastructure to the world’s leading businesses. Customers include wireless and wireline carriers, media and content companies and finance, healthcare and other large enterprises. Zayo’s vast network in North America and Europe includes extensive metro connectivity to thousands of buildings and data centers. In addition to high-capacity dark fiber, wavelength, Ethernet and other connectivity solutions, Zayo offers colocation and cloud infrastructure in its carrier-neutral data centers. Zayo provides clients with flexible, customized solutions and self-service through Tranzact, an innovative online platform for managing and purchasing bandwidth and services. For more information, visit zayo.com.

Forward Looking Statements

This press release contains a number of forward-looking statements, including, among others, references to our recently completed acquisition of Electric Lightwave, our plans for integrating Electric Lightwave into our existing business units, the favorable impact such integration will have on the customers of each entity, the footprint of our combined network and the impact of the integrated business on our ability to generate new streams of customer revenue. Words, and variations of words such as “believe,” “expect,” “plan,” “continue,” “will,” “should,” and similar expressions are intended to identify our forward-looking statements. No assurance can be given that future results expressed or implied by the forward-looking statements will be achieved and actual results may differ materially from those contemplated by the forward-looking statements. These forward-looking statements involve risks and uncertainties, many of which are beyond our control, including, among others, our ability to successfully integrate Electric Lightwave into our existing business units, our ability to provide high-quality customer service to existing Electric Lightwave customers such that they will continue to utilize our services following the closing of the acquisition and that the combined network will lead to anticipated synergies and benefits. For additional information on these and other factors that could affect our forward-looking statements, see our risk factors, as they may be amended from time to time, set forth in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2016 and our Quarterly Reports on Forms 10-Q for the periods ended September 30, 2016 and December 31, 2016. We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

Zayo Group Contacts
Media:	Shannon Paulk, Corporate Communications
303-577-5897
press@zayo.com

Investors:	Brad Korch, Investor Relations
720-306-7556
IR@zayo.com